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                                                                       EXHIBIT 5

October 19, 2001


Equinix, Inc.
2450 Bayshore Parkway
Mountain View, CA 94043

               Re:    Equinix, Inc. Registration Statement
                      for 5,000,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 5,000,000 shares of Common Stock under the 2001 Supplemental Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 2001 Supplemental Stock Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Renee F. Lanam
                                -----------------------------------------------
                                Renee F. Lanam
                                General Counsel